UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 13, 2019 (August 12, 2019)

MarketAxess Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34091	52-2230784
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Hudson Yards

New York, New York 10001

(Address of principal executive offices, including zip code)

(212) 813-6000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.003 per share	MKTX	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On August 12, 2019, MarketAxess Holdings Inc. (the “Company”) entered into a Unit Purchase Agreement (the “Agreement”) with LiquidityEdge LLC (“LiquidityEdge”), the holders of all of the outstanding equity interests in LiquidityEdge (each a “Seller,” and collectively the “Sellers”), the representative of the Sellers identified therein (the “Sellers’ Representative”) and, for certain limited purposes, one of LiquidityEdge’s founders, pursuant to which, upon the terms and subject to the conditions set forth therein, the Company will acquire from the Sellers all of the outstanding equity interests of LiquidityEdge (the “Transaction”).

The aggregate consideration payable by the Company under the Agreement will be an amount in cash equal to $100 million, subject to customary adjustments for cash, debt, transaction expenses and working capital, and a number of shares of the Company’s common stock having a value (calculated based on the average of the volume-weighted average of the trading price of the Company’s common stock on the NASDAQ Global Select Market during the thirty-day period ending on the fifth (5th) trading day prior to the closing of the Transaction (the “Closing”)) equal to $50 million. Under the Agreement, the Sellers are prohibited from transferring any of the Company common stock received in the Transaction for a period of six months following the Closing, and a portion of the stock consideration will be placed into escrow to secure the Sellers’ indemnification obligations under the Agreement (as described below).

Each party to the Agreement has made customary representations and warranties. The Agreement also contains customary pre-closing covenants, including that LiquidityEdge operate its business in the ordinary course consistent with past practice and refrain from taking certain actions without the Company’s consent. The parties have each agreed to use their respective commercially reasonable efforts to consummate the Transaction, including to obtain required regulatory approvals and certain consents.

Pursuant to the terms of the Agreement, the Sellers and the Company have each agreed to customary indemnification obligations with respect to breaches of their respective and, in the case of the Sellers, LiquidityEdge’s representations and warranties and failures to perform obligations under the Agreement (and, in the case of Sellers, for liabilities related to pre-Closing Taxes and certain employment related liabilities during the pre-Closing period), subject to certain limitations and deductibles.

The Agreement also contains covenants by the Sellers and the Company not to participate in discussions or negotiations regarding (or solicit or encourage any proposals for) an alternative transaction to the Transaction, and to notify the Company promptly following receipt of any alternative transaction proposal.

LiquidityEdge’s managing member, one of its founders and its chief executive officer have each agreed, for a period of three (3) years following the Closing (in the case of the managing member and founder), and for a period of two (2) years following the Closing (in the case of the chief executive officer), to customary non-solicitation covenants which prohibit the solicitation or hiring of certain employees of (or other individuals employed on behalf of) the Company or its subsidiary following Closing. During the same period, the managing member, founder and chief executive officer have also agreed not to own, hold, work for or otherwise control, operate, manage or engage in any Restricted Business (as defined in the Agreement).

The Closing is subject to the satisfaction or waiver of certain conditions set forth in the Agreement, including, among others, conditions related to the receipt of required antitrust and regulatory approvals (including under the HSR Act and from the U.K. Financial Conduct Authority and FINRA), the receipt of certain third-party contractual consents and termination of or entry into certain other contractual arrangements, the absence of any law or governmental order prohibiting the consummation of the Transaction, the accuracy of the parties respective representations and warranties, and the performance by the parties of their respective obligations under the Agreement.

Either the Company or the Sellers’ Representative may terminate the Agreement in certain circumstances, including in the event the Transaction has not been completed by March 12, 2020.

The Company intends to issue the Company common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) and Rule 506 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The foregoing description of the Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Agreement.

Item 7.01	Regulation FD Disclosure.

On August 13, 2019, the Company issued a press release announcing the entry into the Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

The information included in Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) is furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act. In addition, the information included in this Current Report on Form 8-K (including Exhibit 99.1 attached hereto) that is furnished pursuant to Item 7.01 shall not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act or Exchange Act, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated August 13, 2019.

104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARKETAXESS HOLDINGS INC.

By:	/s/ Scott Pintoff
Name:	Scott Pintoff
Title:	General Counsel and Corporate Secretary

Date: August 13, 2019

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